UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 8, 2005

KULICKE AND SOFFA INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	000-00121	23-1498399
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2101 Blair Mill Road, Willow Grove, PA	19090
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 784-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 8, 2005, Alison F. Page, who is 81 years of age, retired from the Board of Directors of Kulicke and Soffa Industries, Inc. (the “Company”).

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 8, 2005, the Board of Directors of the Company adopted an amended Section 12 of Article IV of the Company’s Bylaws. Section 12 of Article IV of the Bylaws addresses indemnification of directors, officers, employees and agents of the Company.

The amended Section 12 generally provides that the Company shall indemnify directors and officers who were parties to an action, whether or not the action is by or in the right of the Company, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred except to the extent that such indemnification is prohibited by applicable law. The amended Section 12 also provides that the Company’s Board of Directors may, in their discretion, provide similar indemnification to employees and agents of the Company. The amended Section 12 also provides for the advancement of litigation expenses upon delivery to the Company of an undertaking by the indemnified person to repay the advanced amount if it is ultimately determined that such person is not entitled to be indemnified by the Company.

The amended Section 12 of Article IV of the Company’s Bylaws is attached hereto as Exhibit 99.1 and is incorporated herein by reference, and the description of amended Section 12 set forth herein is qualified in its entirety by reference to the full text of Section 12. A complete copy of the Company’s Bylaws as amended and restated on February 8, 2005 is filed as Exhibit 3(ii) to the Company Quarterly Report of Form 10-Q, dated February 9, 2005, SEC file No. 000-00121.

The prior version of Section 12 of Article IV of the Company’s Bylaws provided that the Company shall indemnify directors, officers, employees and agents against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with third party actions if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The prior version of Section 12 also provided for indemnification of officers, employees and agents against expenses in actions brought by or in the right of the Company.

In addition to the indemnity described above, the prior version of Section 12 also provided that the Company shall indemnify directors who were parties to an action, whether or not the action was by or in the right of the Company, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred, unless the director had breached or failed to perform the duties of his office and such breach or failure to perform constituted self-dealing, willful misconduct or recklessness.

The prior version of Section 12 also provided for the advancement of litigation expenses upon delivery to the Company of an undertaking by the indemnified person to repay the advanced amount unless it was ultimately determined that such person was entitled to be indemnified by the Company.

A copy of the Company’s Bylaws as in effect prior to the February 8, 2005 amendment is filed as Exhibit 3(ii) to the Company’s Form 8-A12G/A dated September 11, 1995, SEC file No. 000-00121, and is incorporated herein by reference, and the description of the prior version of Section 12 set forth herein is qualified in its entirety by reference to the full text of the prior version of Section 12.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

99.1	Section 12, Article IV of the Company’s Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KULICKE AND SOFFA INDUSTRIES, INC.

Date: February 11, 2005	By:	/s/ C. Scott Kulicke
C. Scott Kulicke
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Section 12, Article IV of the Company’s Bylaws